UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2007

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On November 19, 2007 the Board of Directors of Revett Minerals (the “Board”) appointed Louis Gignac to serve on the Board. Mr. Gignac will be compensated as a non- employee director of Revett Minerals Inc. and he will receive an annual retainer of $15,000 per year (pro-rata), board meeting fees of $1,000 for each meeting attended and an initial grant of 210,000 stock options vesting equally over three years from the date of the grant. The exercise price of the options granted was (Canadian) $0.84 per common share and have a five year term to maturity.

          A copy of the press release announcing the appointment of Mr. Gignac is filed herewith as Exhibit 99.1 and incorporated by reference into this item 5.02.

ITEM 9.01        Financial statements and Exhibits

(d) Exhibits

99.1	Press release dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: November 20, 2007	By: /s/ Scott M .Brunsdon
Scott Brunsdon
Chief financial Officer and Secretary